Calculation of Filing Fee Tables
S-8
Service Properties Trust
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares of beneficial interest, par value $.01 per share	457(a)	800,000	$ 8.645	$ 6,916,000.00	0.0001381	$ 955.10
Total Offering Amounts:						$ 6,916,000.00		$ 955.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 955.10
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement on Form S-8 also covers an indeterminate number of additional common shares of beneficial interest of Service Properties Trust, or the Registrant, that may become issuable under the Service Properties Trust Third Amended and Restated 2012 Equity Compensation Plan, or the Plan, by any reason of any stock dividend, stock split, recapitalization or other similar transaction. The share amount gives effect to the 1-for-5 reverse share split effected by the Registrant on July 6, 2026. (b) Represents an additional 800,000 common shares of beneficial interest of the Registrant issuable under the Plan. The Registrant previously filed registration statements on Form S-8 (No. 333-191096 and No. 333-288038) with respect to common shares of beneficial interest issuable under the Plan. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices per share of the common shares of beneficial interest as reported on The Nasdaq Stock Market LLC on July 8, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources